UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2013

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item     5.07        Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of Home Federal Bancorp, Inc. of Louisiana (“Home Federal Bancorp”) was held on November 13, 2013.

(b)           There were 2,348,234 shares of common stock of Home Federal Bancorp eligible to be voted at the Annual Meeting and 1,975,590 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.            Election of directors for a three-year term.

	FOR	WITHHELD	BROKER NON-VOTES
Walter T. Colquitt III	1,242,351	133,342	599,897
Daniel R. Herndon	1,366,906	8,787	599,897
Scott D. Lawrence	1,346,877	28,816	599,897

2.	Non-binding resolution to approve the compensation of our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,323,225	37,671	14,797	599,897

3.	Advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers.

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN	BROKER NON-VOTES
725,628	62,949	581,495	5,621	599,897

4.	To ratify the appointment of LaPorte, A Professional Accounting Corporation, as Home Federal Bancorp’s independent registered public accounting firm for the year ending June 30, 2014.

FOR	AGAINST	ABSTAIN
1,953,910	20,212	1,468

Each of the nominees was elected as director, the proposal to adopt a non-binding resolution to approve the compensation of our named executive officers was adopted, three years received the greatest number of votes cast on the advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers, and the proposal to appoint Home Federal Bancorp’s independent registered public accounting firm for the year ending June 30, 2014 was adopted by the shareholders of Home Federal Bancorp at the Annual Meeting.

(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: November 14, 2013	By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Chief Financial Officer

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